Exhibit 99.1

Avalon GloboCare Appoints Lourdes Felix, CEO of a Premier Addiction Treatment Company, to its Board of Directors

Ms. Felix’s Appointment Will Support New Roll-Up Strategy Targeting Toxicology Labs, Including Within the Addiction Sector

FREEHOLD, N.J., January 11, 2023 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a leading global developer of innovative cell-based technologies and therapeutics and laboratory testing provider, today announced that it has appointed Lourdes Felix to its Board of Directors.

Lourdes Felix is an entrepreneur and corporate finance executive with 30 years of combined experience in capital markets, public accounting and in the private sector. She presently serves as Chief Executive Officer, Chief Financial Officer, and Director of BioCorRx Inc. (OTCQB: BICX), a leader in addiction treatment solutions and related disorders. She has been with BioCorRx since October 2012. Ms. Felix is one of the founders and President of BioCorRx Pharmaceuticals Inc., a majority owned subsidiary of BioCorRx Inc. She has been instrumental in capital procurement, completing multi-million dollar equity financings, and is accomplished in structuring and negotiating transactions. Along with other executives of the company, Ms. Felix restructured and expanded the business model to position it for long term growth in the addiction treatment space and drug development. She also has extensive experience with clinic operations management.

Prior to joining BioCorRx, her experience was in the private sector and public accounting. She has expertise in finance, accounting, company-wide operations, budgeting, and internal control principles including GAAP, SEC, and SOX Compliance. She has thorough knowledge of federal and state regulations and has successfully managed and produced SEC regulatory filings. She also has extensive experience in developing and managing financial operations. Lourdes holds a Bachelor of Science degree in Accounting from the University of Phoenix. She continued her education and is an MBA candidate at D’Amore-McKim School of Business, Northeastern University.

“We are excited to have Lourdes join our board,” stated David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon GloboCare. “She brings a wealth of expertise in both therapeutic development and addiction programs, which we believe will be valuable as we look to implement a roll-up strategy targeting toxicology labs, including within the addiction sector. We believe her deep understanding of the industry, along with her contacts in the private and government sectors will be instrumental in growing our business. Moreover, we believe her strong background in finance, regulatory matters and the public markets also reinforces our commitment to the highest levels of corporate governance.”

“I’m thrilled to be joining Avalon at such an exciting time,” said Lourdes Felix. “I look forward to working closely with management and helping drive the growth of the company by taking advantage of a unique roll-up opportunity within the highly fragmented market of toxicology labs.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a clinical-stage biotechnology company dedicated to developing and delivering innovative, transformative cellular therapeutics, precision diagnostics, and clinical laboratory services. Avalon also provides strategic advisory and outsourcing services to facilitate and enhance its clients’ growth and development, as well as competitiveness in healthcare and CellTech industry markets. Through its subsidiary structure with unique integration of verticals from innovative R&D to automated bioproduction and accelerated clinical development, Avalon is establishing a leading role in the fields of cellular immunotherapy (including CAR-T/NK), exosome technology (ACTEX™), and regenerative therapeutics. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

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Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the potential transaction and financing and conditions to closing and the business of Laboratory Services. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com